UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________

Date of Report (Date of earliest event reported):  March 20, 2003

BEDFORD PROPERTY INVESTORS, INC.

 (Exact Name of Registrant as Specified in Charter)

Maryland                                        1-12222                                 68-0306514

(State or Other Jurisdiction               (Commission                            (I.R.S. Employer

of Incorporation)                               File Number)                          Identification No.)

270 Lafayette Circle

Lafayette, CA   94549

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (925) 283-8910

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant.

On March 13, 2003, the Board of Directors of Bedford Property Investors, Inc., upon the recommendation of the Audit Committee, authorized the dismissal of KPMG LLP.

During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period through March 13, 2003, there were no disagreements between KPMG LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make a reference to the subject matter of the disagreement in connection with its reports.  None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and through the date of this report.

The audit reports of KPMG LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report on the consolidated financial statements of Bedford Property Investors, Inc. as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001 included in the 2001 annual report on Form 10-K/A contained a separate paragraph stating that the consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the three-year period ended December 31, 2001 were restated.

We provided KPMG LLP with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 to this report is a copy of a letter, dated March 20, 2003, from KPMG LLP.

On March 13, 2003, our Board of Directors, upon the recommendation of the Audit Committee, authorized the appointment of PricewaterhouseCoopers LLP as our new independent auditors for the current fiscal year ending December 31, 2003.  During the fiscal years ended December 31, 2001 and 2002 and during the subsequent interim period preceding the date of this report, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

16.1

Letter from KPMG LLP to the Securities and Exchange Commission re Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.

By:

 /s/ Dennis Klimmek

Name:

Dennis Klimmek

Title:

General Counsel and Secretary

Date:  March 20, 2003